                                                                     EXHIBIT 3.3

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            LORAL SKYNET CORPORATION

                      (formerly known as Loral Orion, Inc.)

            Loral Skynet Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware, DOES HEREBY CERTIFY that:

      1. The name of the Corporation is Loral Skynet Corporation.

      2. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 22, 1988, and the name under which the corporation was originally incorporated is Orion Satellite Corporation.

      3. On July 15, 2003, the Corporation and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Lead Case No. 03-41710
(RDD)). This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation of the Corporation, as amended to date (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Corporation, et al., as confirmed on July 13, 2005 by order (the "Order") of the Bankruptcy Court. Provision for amending the Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

      4. The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            LORAL SKYNET CORPORATION

                                 * * * * * * * *

            1. The name of the corporation (the "Corporation") is:

                            Loral Skynet Corporation

            2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            4. The total number of shares of stock which the Corporation shall have authority to issue is 2,001,000 shares, consisting of 1,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

            5. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, except as otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors or in any Certificate of Designation or similar certificate creating any series of Preferred Stock or as otherwise provided herein, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

            The Corporation's Series A 12% Non-Convertible Preferred Stock, the designations and authorized number of shares of which are, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of which are set forth in Exhibit A hereto, is hereby expressly authorized and approved and the terms of such Exhibit A are hereby incorporated herein by reference.

            6. Ownership of shares of any class or series of capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class or series of the Corporation or any securities convertible into any class or series of capital stock of the Corporation, whether now or hereafter authorized, however acquired, issued or sold by the Corporation, it being the purpose and intent hereof that the Board of Directors shall have full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration as the Board of Directors in its sole discretion shall determine.

            7. The Corporation shall not issue non-voting equity securities within the meaning of section 1123 of chapter 11 of title 11 of the United States Code.

            8. In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation (the "Bylaws") may be made, altered, amended or repealed by the Board of Directors.

            9. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Voting at meetings of stockholders need not be by written ballot. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

            10. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of directors of the Corporation shall be fixed from time to time by the stockholders, provided, however, that such number shall be no fewer than three (3) and no more than fifteen (15).

            11. In the event that the votes of the directors on any matter voted upon by the Board of Directors are equally divided, the director who is at that time the Vice Chairman of the Board of Directors shall have a second or casting vote on such matter.

            12. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Section 5 hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional director or directors so provided for or fixed pursuant to said provisions, and
(ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall forthwith be reduced accordingly.

            13. The Corporation is to have perpetual existence.

            14. Elections of directors need not be by written ballot.

            15. Subject to applicable law, any director (other than that director, if any, elected solely by the holders of any series of Preferred Stock pursuant to the provisions of Section B of Article VI of Exhibit A to this Restated Certificate of Incorporation) may be removed from the Board of Directors, with or without cause, by the holders of two-thirds of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

            16. a. The Corporation shall indemnify to the fullest extent authorized or permitted under and in accordance with the laws of the State of Delaware (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (including any legislative or self-regulatory proceeding), by reason of the fact that he or she is or was, or had agreed to become or is alleged to have been, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, trustee, appointee, designee, employee, manager, partner, or agent of or in any other capacity with another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an "Indemnitee"), or by reason of any action taken or omitted or alleged to have been taken or omitted by an Indemnitee in any such capacity, against expenses (including court costs and attorneys' fees), judgments, damages, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Corporation of the commencement thereof, and the Corporation shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. With respect to service by an Indemnitee on behalf of any employee benefit plan of the Corporation or any of its affiliates, action in good faith in what the Indemnitee reasonably believed to be the best interest of the beneficiaries of the plan shall be considered to be in or not opposed to the best interests of the Corporation. The Corporation shall indemnify an Indemnitee for expenses (including attorneys' fees) reasonably incurred by the Indemnitee in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to this Article. However, notwithstanding anything to the contrary in this Article, the Corporation shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Corporation (other than as contemplated by the immediately preceding sentence) or any other person who is an Indemnitee unless the initiation of the proceeding was approved by the Board of Directors of the Corporation.

            b. Expenses (including any attorneys' fees) reasonably incurred in investigating, defending or responding to any civil or criminal action, suit, proceeding or investigation in which a current or former director or officer of the Corporation has been named as a defendant, respondent or target, and any appeal therefrom, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the current or former director or officer of the Corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 16. Such undertaking shall be accepted by the Corporation without reference to the financial ability of the current or former director or officer of the Corporation to make such repayment.

            c. This indemnification and other rights set forth in this Section 16 shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), contract, agreement, bylaws, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Section 16 shall be deemed to prohibit the Corporation from entering into agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Section 16.

            d. The right to indemnification and advancement of expenses provided by this Section 16 shall continue as to any person who formerly was an officer or director of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer or director of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. The right of an Indemnitee to indemnification or advances as granted by this Section 16 shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

            e. In addition to indemnification by the Corporation of current and former officers and directors and advancement of expenses by the Corporation to current and former officers and directors as provided for by the foregoing provisions of this Section 16, the Corporation may, in a manner and to the fullest extent permitted by law, indemnify current and former employees, agents and other persons serving the Corporation and advance expenses to current and former employees, agents and other persons serving the Corporation, in each case as may be authorized by the Board of Directors, and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors, officers and employees by this
Section 16.

            f. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power to or is obligated to indemnify such person against such expense, liability or loss. The indemnification and reimbursement of expenses so provided by this Section 16 shall not be available to the extent that indemnification or reimbursement has been received by such director or officer under any applicable policy of insurance or otherwise.

            g. No amendment, termination or repeal of this Section 16 or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 16, shall eliminate or reduce the effect of this Section 16, in respect of any actions, transactions, facts or matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit, claim, proceeding or investigation arising out of or relating to any actions, transactions, facts or matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Section 16, if such provision had not been so amended, terminated or repealed or if a provision inconsistent therewith had not been so adopted.

            h. A director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director, (iii) liability under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 16 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to an act or omission of such director occurring prior to such repeal or modification.

            i. Notwithstanding anything to the contrary set forth in this
Section 16, and except as provided in clause (iv) below and as provided in the Stipulation and Agreement Among the Debtors and Their Directors and Officers in Respect of Certain Indemnification Claims in In re Loral Space & Communications Ltd. et al., Case Nos. 03-41710 (RDD), 03-41709 (RDD) through 03-41728 (RDD) in the United States Bankruptcy Court for the Southern District of New

York, (i) for the purposes of this Section 16, the term "Corporation" shall not include Loral Space & Communications Ltd., a Bermuda company, or any direct or indirect subsidiary thereof that at the time was not or that is not a direct or indirect subsidiary of the Corporation (collectively, "Old Loral"), and the Corporation shall not have obligations pursuant to this Section 16 solely by virtue of any assertion by any person, entity or governmental authority or any determination by a court of competent jurisdiction, that it is a successor to Old Loral or any other entity; (ii) the Corporation may, but shall not be required to, indemnify any director or officer of Old Loral, or any person who was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of Old Loral as a director, officer, trustee, appointee, designee, employee, manager, partner, or agent of or in any other capacity with another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of Old Loral or of any of its affiliates and any charitable or not-for-profit enterprise, except as specifically set forth in that certain Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June 3, 2005 of Loral Space & Communications, Ltd. and its subsidiaries that are a party thereto (as the same may be amended from time to time, the "Plan");
(iii) the Corporation may, but shall not be required to, indemnify any Indemnitee with respect to any events or circumstances occurring prior to the filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on July 11, 2003 by Loral Space & Communications, Ltd. and its subsidiaries that are a party thereto, except as specifically set forth in the Plan; and (iv) the Corporation shall indemnify and hold harmless each Indemnitee from and against and for any and all obligations incurred directly or indirectly by Old Loral with respect to any taxes owed by Old Loral or the Debtors (as defined in the Plan) for the period prior to the Effective Date (as defined in the Plan), including

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interest and penalties, to any governmental entity and as to which Old Loral or the Debtors are the primary obligor(s), to the full extent provided in Paragraphs (a) through (h) of this Section 16.

            IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers on this 21st day of November, 2005.


                                                   /s/ Avi Katz
                                                   ____________________________
                                                   Avi Katz
                                                   Vice President and Secretary

ATTEST:

/s/ Janet Yeung
_______________________________________
Janet T. Yeung
Vice President and Assistant Secretary

                                                                       Exhibit A

             Series A 12% Preferred Non-Convertible Preferred Stock

                                    EXHIBIT A

                  SERIES A 12% NON-CONVERTIBLE PREFERRED STOCK
                                       OF
                            LORAL SKYNET CORPORATION

                                 --------------

            There shall be a series of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which the designation and number, the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions shall be as follows:

            Series A 12% Non-Convertible Preferred Stock:

                            I. Designation and Amount

            The designation of this series of shares shall be "Series A 12% Non-Convertible Preferred Stock" (the "Series A Preferred Stock"), par value $0.01 per share; the liquidation preference per share shall be two hundred dollars ($200.00), as adjusted pursuant to Article III, Section B hereof (the "Liquidation Preference"); and the authorized number of shares constituting such series shall be 2,000,000. Shares of Series A Preferred Stock may be issued by the Corporation from time to time by a resolution or resolutions of the Board of Directors.

                                    II. Rank

            A. Dividend Rights. With respect to dividend rights, the Series A Preferred Stock shall rank (i) junior to each other class or series of capital stock of the Corporation which by its terms ranks senior to the Series A Preferred Stock as to payment of dividends, (ii) on a parity with each other class or series of capital stock of the Corporation which by its terms ranks on a parity with the Series A Preferred Stock as to payment of dividends, and (iii) prior to all common stock of the Corporation (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation now authorized or hereafter issued by the Corporation. With respect to dividend rights, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior are collectively referred to herein as the "Senior Dividend Securities."

            B. Distribution of Assets. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank (i) junior to each other class or series of capital stock of the Corporation which by its terms ranks senior to the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, (ii) on a parity with each other class or series of capital stock of the Corporation which by its terms ranks on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the

Corporation, and (iii) prior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation now authorized or hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities" (and, as context requires, together with the Junior Dividend Securities are sometimes referred to herein as the "Junior Securities"); all equity securities of the Corporation to which the Series A Preferred Stock ranks on parity are collectively referred to herein as "Parity Liquidation Securities" (and, as context requires, together with the Parity Dividend Securities are sometimes referred to herein as the "Parity Securities"); and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities" (and, as context requires, together with the Senior Dividend Securities are sometimes referred to herein as the "Senior Securities").

                                 III. Dividends

            A. Mandatory Dividends. Subject to the provisions of this Article III, to the full extent of the assets and funds of the Corporation lawfully available therefor, the Board of Directors shall declare, and the Corporation shall pay to the holders of shares of Series A Preferred Stock dividends at a rate of 12% per annum of the Liquidation Preference, payment of which shall be made in cash except as otherwise provided in this Article III. Dividends shall be paid in semi-annual installments, in arrears, on the fifteenth day of January and July of each year, commencing July 15, 2006, or if any such date is not a Business Day, on the Business Day next preceding such day (each such date, a "Dividend Payment Date"), to holders of record of shares of Series A Preferred Stock as they appear on the stock record books of the Corporation (the "Registered Holders") on the tenth (10th) day prior to the relevant Dividend Payment Date. Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the date of issuance and shall accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which dividends are payable.

            B. Accumulation. Dividends on the Series A Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated through such date has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends (such amount, the "Arrearage") at the annual rate then in effect as provided in Section A of this Article III as if the unpaid dividends were payable in cash (but may be paid in cash or PIK Shares pursuant to the terms of this Article
III) and the Liquidation Preference shall be increased by the amount of such Arrearage until paid. Such additional dividends in respect of any Arrearage shall accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of each such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated with respect to the Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders on such record date as may be fixed by the Board of Directors (which record date shall be no less than ten (10) days prior to the corresponding payment date).

            C. Limitation on Cash Dividends. Notwithstanding the provisions of Section A of this Article III, dividends shall not be paid in cash, but rather shall be paid in additional shares of Series A Preferred Stock (the "PIK Shares") (except as provided in Section D of this Article III with respect to the Accrual Determination), if and to the full extent that the amount of such dividend cash payment to be paid on any Dividend Payment Date would exceed the amount that equals (x) 50% of the Corporation's 12-month Adjusted EBITDA (as certified by the Corporation's Chief Financial Officer) for the 12-month period ending as of the completed fiscal quarter which ended at least 50 days prior to the date of the Dividend Determination of any such dividend, minus (y) the amount of interest paid in cash on the Senior Secured Notes on the applicable Interest Payment Date. For the purpose of this Article III, the value of each PIK Share shall equal the Liquidation Preference of any such share.

            D. Dividend and/or Accrual Determination. Notwithstanding the provisions of Sections A or B of this Article III, not later than thirty (30) days prior to any Dividend Payment Date, the Board of Directors shall make the following determinations: (i) whether any portion or all of the dividend, which would otherwise be payable in cash in accordance with Sections A, B and C of this Article III, should be paid in cash or, instead, in PIK Shares (the "Dividend Determination") and (ii) if the Dividend Determination is to pay any portion or all of such dividend in PIK Shares, or any or all of the Dividend is to be paid in PIK Shares pursuant to Section C of this Article III, whether (x) only the portion of such dividend to be paid in PIK Shares or (y) the whole dividend if all of such dividend is to be paid in PIK Shares (pursuant to Section C or Section D of this Article III), if otherwise payable, should be paid or, instead, not be paid but rather accrue (the "Accrual Determination"). If the Dividend Determination is that any portion or the whole dividend be paid in cash, then such portion or the whole dividend, as the case may be, shall be payable only in cash. If the Board makes (x) the Dividend Determination that any portion or the whole dividend be paid in PIK Shares and/or (y) the Accrual Determination to accrue and not to pay the portion of such dividend to be paid in PIK Shares or the whole dividend if all of such dividend is to be paid in PIK Shares, a notice of such Dividend Determination and/or Accrual Determination, as the case may be (each a "Determination Notice"), shall be sent to the Registered Holders not more than thirty (30) nor fewer than fifteen (15) days prior to the Dividend Payment Date. The Determination Notice shall describe in reasonable detail, among other things: (i) the Dividend Determination and/or Accrual Determination, (ii) the methods by which the holders of Series A Preferred Stock may respond to such Determination Notice in accordance with Section E of this
Article III (including a contact at the Corporation and/or transfer agent, if any, and the address and facsimile number of each such contact), (iii) the Dividend Payment Date to which such Determination Notice relates, and (iv) the Expiration Date.

            E. Change of Dividend and/or Accrual Determination. If, within ten
(10) Business Days following the date that a Determination Notice is delivered to the Registered Holders pursuant to Section A of Article IX, written notice is received by the Corporation from the Registered Holders of at least two-thirds (2/3) of the number of then outstanding shares of

Series A Preferred Stock directing that (i) the dividend be paid and not be accrued and/or (ii) the dividend being paid be paid in cash and not in PIK Shares, as applicable (each a "Stockholders' Notice"), then, in case of clause
(i), the whole dividend shall be paid and not accrue and, in the case of clause
(ii), the whole dividend shall be paid in cash (which payments shall be in addition to the delivery of any PIK Shares that are required to be issued pursuant to Section C of this Article III). If the Stockholders' Notice is not received by the Corporation by the expiration of such ten (10) Business Day-period (the "Expiration Date"), and the dividend, or the relevant portion thereof, as the case may be, shall accrue and/or be paid in PIK Shares, as set forth in the Determination Notice. If any stockholder's response to a Determination Notice does not clearly provide the information required in such response, then such stockholder shall be conclusively deemed to have not delivered a Stockholders' Notice.

            F. Legal Limit on Dividends. The Board of Directors shall declare and the Corporation shall pay all dividends, in the form prescribed by this
Article III, to the full extent, but only to such extent, that there exist at the time assets or funds of the Corporation legally available for the payment of dividends in accordance with the DGCL.

            G. Method of Payment. Dividends paid on the shares of Series A Preferred Stock in an amount less than the full amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock (and on any Arrearage) shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. Dividends paid in an amount less than the full amount of dividends at the time accumulated and payable on the Series A Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a dividend is paid in PIK Shares, no fractional PIK Shares shall be issued, so that the number of PIK Shares issued to each Registered Holder shall be rounded down to the nearest whole number of shares of Series A Preferred Stock and, in lieu of the issuance of any such fractional share, the Corporation shall pay cash in an amount equal to the Liquidation Preference multiplied by such fraction of a share. All dividends paid in PIK Shares shall be deemed issued on the applicable Dividend Payment Date and shall thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, charges, security interests or other encumbrances.

            All dividends declared on the Series A Preferred Stock and any Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series A Preferred Stock and such Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including additional dividends accumulated in respect of such accumulated dividends) on the shares of Series A Preferred Stock and such Parity Dividend Securities bear to each other.

                           IV. Liquidation Preference

            In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders of the Corporation, whether such assets are capital or surplus of any nature, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Liquidation Securities, but before any payment or other distribution shall be made to the holders of any Junior Liquidation Securities, an amount per share equal to the sum of (i) the Liquidation Preference thereof and (ii) an amount equal to the dividends, if any, accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, but only to the extent that any such accrued and unpaid dividends are not reflected in the Liquidation Preference. After any such payment in full, the holders of Series A Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after payment in full of the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series A Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series A Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

            Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series A Preferred Stock in such circumstances shall be payable, shall be sent to the Registered Holders not less than thirty (30) days prior to any payment date stated therein.

                                 V. Redemption

            A. Optional Redemption. The Corporation may (to the extent that there exist at the time assets or funds of the Corporation legally available therefor in accordance with the DGCL) at any time and from time to time, at its option, redeem any or all issued and outstanding shares of the Series A Preferred Stock by paying, in cash, a redemption price for each share of Series A Preferred Stock equal to the sum of (i) the Liquidation Preference and (ii) an amount equal to the amount, if any, of all unpaid dividends accumulated thereon to the date of actual payment of the redemption price, whether or not such dividends have been declared, but only to the extent that any such accrued and unpaid dividends are not reflected in the Liquidation Preference (such sum, the "Redemption Price").

            B. Partial Redemptions. In the event that fewer than all the issued and outstanding shares of Series A Preferred Stock are to be redeemed, the number of issued and outstanding shares to be redeemed shall be determined by the Board of Directors and such shares shall be redeemed pro rata (with any fractional shares being rounded to the nearest whole share).

            C. Notice and Redemption Procedures. In the event that the Corporation shall redeem shares of Series A Preferred Stock, a notice of such redemption (a "Notice of Redemption") shall be sent to the Registered Holders of the shares of Series A Preferred Stock to be redeemed not more than fifty (50) nor fewer than thirty (30) days prior to the date fixed for redemption (the "Redemption Date"); provided, however, that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed, in each case, not more than ten (10) days prior to the date the Notice of Redemption is mailed. On or after the Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation or to its designated representative as provided and at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that have been redeemed shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, except the right to receive the Redemption Price and except that if the Corporation shall default in payment of the Redemption Price on the Redemption Date, all such rights shall continue unless and until such shares are redeemed and such price is paid in accordance with the terms hereof. Each such Redemption Notice shall state: (i) the Redemption Date, (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder, (iii) the Redemption Price, (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, and (iv) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date.

            D. Deposit of Funds. The Corporation shall, no later than 11:00 a.m., New York City time, on any Redemption Date pursuant to this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least five hundred million dollars ($500,000,000.00), as a trust fund for the benefit of the holders of the shares of Series A Preferred Stock to be redeemed, cash that is sufficient in amount to redeem all of the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates for the shares to be redeemed. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, if the Notice of Redemption has been given, all rights of the holders of the shares of Series A Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates and all rights under Article IX hereof, shall cease and terminate. In case holders of any shares of Series A Preferred Stock called for redemption shall not, within two (2) years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                               VI. Voting Rights

            A. General. The holders of shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by the DGCL or other applicable law.

            B. Additional Director in Certain Circumstances. If on any date the Corporation shall have failed, on two (2) consecutive semi-annual Dividend Payment Dates, to pay in full on such Dividend Payment Dates, dividends due and payable on the Series A Preferred Stock in accordance with Article III hereof (a "Default"), then the number of directors being voted upon for election at the next annual meeting of the stockholders of the Corporation shall, without further action, be increased by one (1), subject to the following provisions of this Section B and of Section C of this Article VI. Upon such increase, the holders of shares of Series A Preferred Stock may, and shall have the exclusive right (the "Additional Director Right"), in addition to the other voting rights set forth herein to, elect one (1) director of the Corporation (the "Additional Director") to the Board of Directors, by a vote of holders of the shares of Series A Preferred Stock voting as a separate class under Section 216(4) of the DGCL. Notwithstanding the foregoing, no vacancy shall be created by increase in the size of the Board of Directors pursuant to this Section B nor shall the holders of Series A Preferred Stock be entitled to exercise the Additional Director Right unless and until, after the Default but prior to the next scheduled annual meeting of stockholders of the Corporation, the Registered Holders of a majority of the outstanding shares of Series A Preferred Stock send written notice to the Corporation indicating their intent to exercise such Additional Director Right (the "Default Notice") and the Corporation fails to cure such Default within forty five (45) days after the Corporation receives the Default Notice. The Additional Director shall continue as a director and such Additional Director Right shall continue until such time as all dividends accumulated on the Series A Preferred Stock, whether or not such dividends are declared, shall have been paid in full as required pursuant to the terms hereof at which time such Additional Director shall cease to be a director, such Additional Director Right of the holders of shares of Series A Preferred Stock shall terminate subject to revesting in the event of each and every subsequent Default and the authorized number of directors, if increased in connection with the Additional Director Right, shall automatically be reduced by one.

            C. Election, Term, Vacancy and Removal of Additional Director.

            (a) The foregoing rights of holders of shares of Series A Preferred Stock to initially elect an Additional Director as provided in Section B of this
Article VI may only be exercised at any annual meeting of stockholders or at any adjournment thereof, and not by written consent in lieu of a meeting.

            (b) Each director elected pursuant to Section B of this Article VI shall serve until the next annual meeting at which directors are being voted upon for election or until his or her successor shall be elected and shall qualify, unless and until the Additional Director Right is terminated or the director's term of office shall have otherwise terminated pursuant to the provisions of Section B of this Article VI. In case any vacancy shall occur for the director elected pursuant to Section B of this Article VI before his or her term shall expire, the holders of the shares of Series A Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of Section B hereof, may elect a successor to hold office for the unexpired terms of such vacant directorship. The holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall have the right to remove a director that such holders have elected pursuant to such section without cause at any time and replace such director by electing a replacement director by written consent, or at a special meeting of such holders.

            D. Voting by Class on Certain Matters. So long as at least two-thirds (2/3) of the number of shares of Series A Preferred Stock initially issued pursuant the Plan remain outstanding, in addition to any other vote of the holders of Series A Preferred Stock required by this Exhibit A or by applicable law, unless prior to or simultaneously with the consummation of such action the Series A Preferred Stock is redeemed in its entirety in accordance with Section A of Article V hereof, the consent or affirmative vote of the holders of the shares of Series A Preferred Stock, voting as a separate class under Section 216(4) of the DGCL, shall be required before the Corporation may take any action that results in any of the following:

            (a) any action that reclassifies any outstanding shares of capital stock of the Corporation into Senior Securities or Parity Securities (or any warrants, rights or options exercisable for or convertible into any Senior Securities or Parity Securities), whether by merger, consolidation or otherwise;

            (b) any amendment, alteration or repeal of any provision of the Certificate of Incorporation, whether by merger, consolidation or otherwise, if the amendment, alteration or repeal alters or changes in any materially adverse manner the powers, preferences, rights, privileges or restrictions of the Series A Preferred Stock;

            (c) any amendment, waiver or repeal of the powers, preferences, rights, privileges or restrictions of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

            (d) any merger or consolidation of the Corporation with or into any Person or any sale by the Corporation of all or substantially all of its assets unless (i) the Corporation is the surviving entity in such transaction, or (ii) the Corporation is not the surviving entity in such transaction but the Series A Preferred Stock is converted into or exchanged for (on a share-for-share basis) shares of preferred stock of the surviving entity (or its direct or indirect parent corporation) having substantially identical (and no less favorable) powers, preferences and rights as the Series A Preferred Stock; and

            (e) the declaration by the Board of Directors, and the payment or setting apart for payment by the Corporation of any dividend on any Junior Securities or any payment on account of, or setting apart for payment money or other assets for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt instruments that are convertible or exchangeable into any Junior Securities), or any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and the purchase or redemption by any direct or indirect Subsidiary of the Corporation of any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt instruments that are convertible or exchangeable into any Junior Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in Section A of Article III hereof (including Arrearages and accumulated dividends thereon and regardless of whether the Corporation shall have had the right to elect to defer such payments as provided for in Article III hereof) shall have been paid. Notwithstanding the foregoing, this paragraph shall not prohibit, and shall not require the approval of the holders of the Series A Preferred Stock under this paragraph, for the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series A Preferred Stock or any Parity Dividend Security by the Corporation in accordance with the terms of such securities.

                           VII. Transfer Restrictions.

                  A. Restrictions. Shares of Series A Preferred Stock may be freely transferred subject to the requirements of applicable law and the express restriction in the following sentence. Unless and until the Corporation is otherwise subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board of Directors may prohibit and refuse to permit the Corporation or its agents to register or otherwise give effect to any purported transfer of shares of Series A Preferred Stock if, (a) in the good faith judgment of the Board of Directors, permitting registration of or otherwise giving effect to such transfer would present the Corporation with an undue risk of becoming subject to the reporting requirements under the Exchange Act, including, without limitation, Section 12(g) of the Exchange Act or otherwise, and (b) the number of holders of such shares is already at least 80% of the number that would subject the Corporation to such reporting requirements.

                  B. Transfer Restriction Legend. Each certificate representing shares of Series A Preferred Stock shall bear a legend substantially similar to the following:

                  PURSUANT TO THE RESTATED CERTIFICATE OF INCORPORATION OF LORAL SKYNET CORPORATION (THE "CORPORATION"), UNLESS AND UNTIL THE CORPORATION IS OTHERWISE SUBJECT TO THE REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THE BOARD OF DIRECTORS OF THE CORPORATION MAY PROHIBIT AND REFUSE TO PERMIT THE CORPORATION OR ITS AGENTS TO REGISTER OR OTHERWISE GIVE EFFECT TO ANY PURPORTED TRANSFER OF THIS SECURITY IF, (A) IN THE GOOD FAITH JUDGMENT OF THE BOARD OF DIRECTORS OF THE CORPORATION, PERMITTING REGISTRATION OF OR OTHERWISE GIVING EFFECT TO SUCH TRANSFER WOULD PRESENT THE CORPORATION WITH AN UNDUE

                  RISK OF BECOMING SUBJECT TO THE REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, SECTION 12(G) OF THE EXCHANGE ACT OR OTHERWISE, AND (B) THE NUMBER OF HOLDERS OF SUCH SHARES IS ALREADY AT LEAST 80% OF THE NUMBER THAT WOULD SUBJECT THE CORPORATION TO SUCH REPORTING REQUIREMENTS.

                  The Corporation agrees that the legend set forth above shall be removed and the Corporation shall issue a certificate without such legend to the holder of any shares of Series A Preferred Stock upon which it is stamped if at any time the Corporation registers any security under the Securities Act or is required to file periodic reports under Section 13 of the Exchange Act, for any reason other than by virtue of a transfer of any such shares.

                                VIII. Definitions

                  A. Certain Terms Defined in the Indenture. All terms defined herein by reference to the Indenture shall have the respective meanings given to such terms in the Indenture, provided, however, that (a) if after the effectiveness of the Restated Certificate of Incorporation of the Corporation to which this Exhibit A is attached, the Indenture shall be amended to delete the definition of any term defined herein by reference to the Indenture, such term, when used herein, shall have the meaning ascribed thereto in the Indenture immediately prior to such amendment, and (b) if the Indenture shall be terminated or shall otherwise cease to be in full force and effect, any term defined herein by reference to the Indenture shall have the meaning ascribed thereto in the Indenture immediately prior to its termination or the cessation of its effectiveness.

                  B. Definitions. For the purposes of this Exhibit A, the following terms shall have the meanings indicated:

                  "Accrual Determination" has the meaning assigned to such term in Section D of Article III hereof.

                  "Additional Director" has the meaning assigned to such term in Section B of Article VI hereof.

                  "Additional Director Right" has the meaning assigned to such term in Section B of Article VI hereof.

                  "Adjusted EBITDA" shall have the meaning ascribed thereto in the Indenture, and shall be calculated and applied in accordance with the provisions thereof, including, without limitation, any annualizing or proration thereof pursuant to Section 4.01(b)(ii) of the Indenture.

                  "Affiliate" of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Arrearage" has the meaning assigned to such term in Section B of Article III hereof.

                  "Board of Directors" means the Corporation's Board of Directors, as constituted from time to time.

                  "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Bylaws" means the Bylaws of the Corporation, as amended from time to time.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as amended from time to time.

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" has the meaning assigned to such term in Section A of Article II hereof.

                  "Corporation" means Loral Skynet Corporation (f/k/a Loral Orion, Inc.), a Delaware corporation.

                  "Default" has the meaning assigned to such term in Section B of Article VI hereof.

                  "Default Notice" has the meaning assigned to such term in Section B of Article VI hereof.

                  "Determination Notice" has the meaning assigned to such term in Section D of Article III hereof.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Dividend Determination" has the meaning assigned to such term in Section D of Article III hereof.

                  "Dividend Payment Date" has the meaning assigned to such term in Section A of Article III hereof.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time, or any replacement act thereof.

                  "Expiration Date" has the meaning assigned to such term in Section E of Article III hereof.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                  "Indenture" means that certain Indenture dated as of November 21, 2005 by and between the Company and The Bank of New York, as Trustee, pursuant to which the Company issued the Senior Secured Notes, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Interest Payment Date" shall have the meaning ascribed thereto in the Indenture.

                  "Junior Dividend Securities" has the meaning assigned to such term in Section A of Article II hereof.

                  "Junior Liquidation Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Junior Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Liquidation Preference" has the meaning assigned to such term in Article I hereof.

                  "Notice of Redemption" has the meaning assigned to such term in Section C of Article V hereof.

                  "Parity Dividend Securities" has the meaning assigned to such term in Section A of Article II hereof.

                  "Parity Liquidation Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Parity Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PIK Shares" has the meaning assigned to such term in Section C of Article III hereof.

                  "Plan" means that certain Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June 3, 2005 of Loral Space & Communications Ltd. and its Subsidiaries that are a party thereto.

                  "Preferred Stock" has the meaning assigned to such term in the Preamble hereof.

                  "Redemption Date" has the meaning assigned to such term in Section C of Article V hereof.

                  "Redemption Price" has the meaning assigned to such term in Section A of Article V hereof.

                  "Registered Holders" has the meaning assigned to such term in Section A of Article III hereof.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time, or any replacement act thereof.

                  "Senior Dividend Securities" has the meaning assigned to such term in Section A of Article II hereof.

                  "Senior Liquidation Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Senior Secured Notes" means the Company's 14% Senior Secured PIK Notes due 2015 issued pursuant to the Indenture, as such Senior Secured Notes may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and the terms of the Indenture.

                  "Senior Securities" has the meaning assigned to such term in Section B of Article II hereof.

                  "Series A Preferred Stock" has the meaning assigned to such term in Article I hereof.

                  "Stockholder's Notice" has the meaning assigned to such term in Section E of Article III hereof.

                  "Subsidiary" means as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

                  "Transfer" means the direct or indirect offer, sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition, whether by merger or otherwise by operation of law or otherwise, of any security or an agreement to do any of the foregoing.

                                IX. Miscellaneous

                  A. Notices. Any notice referred to herein shall be in writing and shall be sent by first class mail, postage prepaid and shall be deemed duly delivered five (5) days after it is sent to the intended recipient. Any notice referred to herein may be given by personal delivery, telecopy or electronic transmission, but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Notices shall be addressed as follows:

                  (i) if to the Corporation, to its office at 600 Third Avenue, New York, New York 10016 (Attention: General Counsel) or to the transfer agent for the Series A Preferred Stock;

                  (ii) if to a holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

                  (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

                  B. Term. The term of the shares of Series A Preferred Stock shall be perpetual.

                  C. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose). All such shares of Series A Preferred Stock shall upon their retirement and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

                  D. Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Exhibit A or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  So long as at least two-thirds (2/3) of the number of shares of Series A Preferred Stock initially issued pursuant to the Plan remain outstanding, the Corporation shall not enter into any agreement or instrument, amend or modify any existing agreement, instrument or obligation, or issue any security that expressly prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder, including, without limitation, the payment of any dividend.

                  E. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Exhibit A and except with respect to the initial issuance of the Series A Preferred Stock


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
pursuant to the Plan, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of PIK Shares or other securities or property issued on account of, shares of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for PIK Shares or other securities or property in a name other than that in which the shares of Series A Preferred Stock are registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

                  F. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof to each Registered Holder.

                  G. Record Dates. The Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series A Preferred Stock.

                  H. Amendment. Except as expressly provided herein, any amendment, waiver or repeal of the powers, preferences, rights, privileges or restrictions of the Series A Preferred Stock shall require such consent or affirmative vote of the holders of shares of Series A Preferred Stock as required by the DGCL. Notwithstanding anything to the contrary contained herein, so long as at least two-thirds (2/3) of the number of shares of Series A Preferred Stock initially issued pursuant the Plan remain outstanding, the consent or affirmative vote of the holders of at least a two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required for any amendment of the Certificate of Incorporation or this Exhibit A affecting, directly or indirectly, the payment of dividends on the Series A Preferred Stock.

                  I. Copy of Indenture. If not otherwise publicly available, upon the written request of any holder of record of shares of Series A Preferred Stock, the Corporation shall furnish to such requesting record holder, at the Corporation's expense, a copy of the Indenture then in effect.


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